EXHIBIT 22.1

                     GERBER SCIENTIFIC, INC.
                 SUBSIDIARIES OF THE REGISTRANT
                                              State or Jurisdiction
                                               of Incorporation or
     Subsidiary                                    Organization
     ----------                                   -------------
Gerber Technology, Inc.                         Connecticut
  Gerber Technology, Ltd.                       Canada
  Gerber Technology Pty., Ltd.                  Australia
  GT International (NZ), Ltd.                   New Zealand
  Gerber Technology, Ltd.                       Hong Kong
  GGT International de Mexico SA de CV          Mexico
  Gerber Technology GmbH                        Germany
  Gerber Technology S.R.L.                      Italy
  Gerber Technology NV/SA                       Belgium
  Gerber Technology SARL                        France
  Gerber Technology AB                          Sweden
  Gerber Technology, Ltd.                       United Kingdom
  Gerber Technology A/S                         Denmark
  Gerber Technology LDA                         Portugal
  Gerbertec Maroc SARL                          Morocco
  Gerber Technology Venture Company             Connecticut
     Shanghai Gerber Technology Service, Inc.   China
  Microdynamics, AB                             Sweden
  Cutting Edge Automated Systems
    Pty. Ltd.                                   Australia

Gerber Scientific Products, Inc.                Connecticut

Gerber Coburn Optical, Inc.                     Connecticut
  Gerber Coburn Optical (Australia) Pty., Ltd. Australia Gerber Coburn Optical (Singapore) Pte., Ltd. Singapore
  Gerber Coburn Optical (UK) Ltd.               United Kingdom
  Stereo Optical Company, Inc.                  Illinois
  Gerber Coburn Optical International, Inc.     Delaware
  COI (Delaware), Inc.                          Delaware
  Gerber Coburn Optical of Canada, Ltd.         Canada

Spandex PLC                                     United Kingdom
  H. Brunner GmbH                               Germany
  Spandex GmbH                                  Germany
  Ultramark Adhesive Products Ltd.              United Kingdom
  Spandex Benelux BV                            Holland
  Spandex Benelux NV SA                         Belgium
  Spandex Espana SA                             Spain
  Spandex Srl                                   Italy
  Spandex France SA                             France
  ND Graphic Products Ltd.                      Canada
     ND Graphics Ltd.                           Canada
     928295 Ontario, Inc.                       Canada
  Spandex AG                                    Switzerland
  Spandex GmbH                                  Austria
  Spandex Kft                                   Hungary
  Spandex Unifol Sro                            Slovakia
  Spandex Syndicut Sro                          Czech Republic
  ND Graphics Products, Inc.                    Delaware

Gerber Venture Capital Corporation              Delaware

Gerber Foreign Sales Corporation                Barbados

Other   entities,  considered  in  the  aggregate  as  a   single
subsidiary, would not constitute a significant subsidiary as of April 30, 1999 and are not listed above.